EXHIBIT (J)(1)




                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 19 to File No. 33-41913) of Gabelli Equity Series Funds, Inc. of our reports dated November 11, 2005, included in the 2005 Annual Reports to shareholders.


/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 27, 2006